Exhibit 10.7

SETTLEMENT AGREEMENT AND
LIMITED MUTUAL RELEASE

This SETTLEMENT AGREEMENT AND LIMITED MUTUAL RELEASE ("Settlement Agreement") is entered into by and between DOYLE KNUDSON, GAWK INCORPORATED, a Nevada Corporation ("Gawk"), and SCOTT KETTLE ("Kettle"), all of whom are collectively referred to hereinafter as the "Parties."

WHEREAS, the Parties have asserted that they have various claims, defenses, rights, causes of action and/or offset rights against each other.

WHEREAS, Doyle Knudson has filed an action pending in the Superior Court, County of Maricopa, captioned Doyle Knudson, an individual, v. Gawk Incorporated, an Arizona corporation, and Scott and Jane Doe Kettle, husband and wife, Case No. CV2014-008511 (the "Lawsuit").

WHEREAS, the Parties have hereto discussed resolving ancl settling all claims, defenses, rights, causes of action or offset rights arising solely out of Mr. Knudson's April 10, 2014 Series C Preferred Stock Purchase Agreement ("Stock Purchase Agreement").

THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, the Parties agree as follows:

1.          For and in consideration of the mutual releases set forth in paragraph 2, and other good and valuable consideration:

A.       Gawk will wire into Mr. Knudson's account $750,000 the same day that Mr. Knudson executes this Settlement Agreement;

B.       Gawk has executed the $1.8 million Convertible Promissory Note, attached as Exhibit "A";

C.       Gawk has executed the attached (Exhibit "B") amendment to Mr. Knudson's Series C Preferred Stock Purchase Agreement to provide that Mr. Knudson can convert his seven (7) Series C Preferred shares into common stock at any time after the date of this Settlement Agreement. Gawk has also amended the Certificate of Designation for the Series C Preferred shares to reflect that the shares are convertible on any date after the date of this Settlement Agreement as reflected in the Amendment to the Certificate of Designation attached hereto as Exhibit "C";

D.       Upon receipt of the $750,000 in Mr. Knudson's bank account and all executed items set forth in paragraphs B and C above, Mr. Knudson will file a Stipulation to Dismiss the Lawsuit in the form attached hereto as Exhibit "D";

E.       (i) Not later than ten days after the later of (a) the conversion by Mr. Knudson or his successors of his shares of Series C Preferred Stock into shares of common stock and (b) the six-month anniversary of the purchase by Mr. Knudson of his shares of Series C Preferred Stock, and (ii) not later than ten days after the later of (a) the conversion by Mr. Knudson or his successors of the Convertible Promissory Note into shares of common stock and (b) the six-month anniversary of the issuance of the Convertible Promissory Note, Gawk shall (1) cause its legal counsel to render a legal opinion, substantially in the form attached as Exhibit "E" hereto, addressed to the transfer agent for the common stock (the "Transfer Agent"), to permit Mr. Knudson or his successor to have issued (or reissued) in Mr. Knudson's name, or in street-name, or in the name of a transferee designated by Mr. Knudson, the shares received upon conversion of the Series C Preferred Stock or the Convertible Promissory Note (the "Conversion Shares"), as the case may be, the certificates evidencing such shares then held by Mr. Knudson or his successors, without a restrictive legend under the Securities Act, and (2) execute and deliver to the Transfer Agent a letter of indemnity and any other information or documentation in the control of Gawk, to the extent required by the Transfer Agent to permit the foregoing issuance (or reissuance) of the Conversion Shares, as the case may be, without a restrictive legend under the Securities Act. If Gawk shall fail for any reason to timely comply with either of its foregoing obligations under this Section or if Gawk shall fail to deliver certificates for the Conversion Shares within ten days of the exercise of the con version rights by Mr. Knudson or his successors, which failure is caused by Gawk, then it shall be liable to pay Mr. Knudson or his successors in the aggregate $2,000 per day for each day that one or more of such obligations remain unfulfilled by Gawk. Such amount shall be payable by Gawk, in cash, upon demand by Mr. Knudson or his successors.

F.       Gawk represents and warrants that it will be current on all SEC filings within 30 days of this Agreement and agrees that it will at all times going forward be current on all SEC filings.

G.       Gawk will not, without Mr. Knudson's written consent (i) alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock Gawk so as to effect adversely the shares.

H.       Gawk hereby covenants and agrees that Gawk will not, by amendment of its Articles of Incorporation, Certificates of Designation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Settlement Agreement or the rights of Series C Preferred Stock, and will at all times in good faith carry out all of the provisions of this Settlement Agreement and take all action as may be required to protect the rights of Mr. Knudson. Without limiting the generality of the foregoing, Gawk (i) shall not increase the par value of any shares of Common Stock receivable upon conversion above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that Gawk may validly and legally issue fully paid and nonassessable shares of Common Stock upon conversion, and (iii) shall take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion (without regard to any limitations on conversion).

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2.           The Parties, their principals, shareholders, attorneys, officers, agents, employees, trustees, beneficiaries, servants, directors, employees, partners, spouses, former spouses, independent contractors, parent and subsidiary corporations, affiliated corporations or companies, executors, successors and predecessors-in-interest, administrators and assigns hereby forever release, discharge and acquit each other and their present principals, shareholders, attorneys, officers, agents, directors, employees, trustees, beneficiaries, servants, partners, spouses, independent contractors, parent and subsidiary corporations, affiliated corporations or companies, executors, successors and predecessors-in-interest, administrators and assigns of and from all claims, demands, actions and causes of action, or causes of liability, rights, and offset rights, whether at law or in equity, arising out of the Stock Purchase Agreement and the Lawsuit. This release does not release any of Mr. Knudson's rights or claims concerning his investments in, among other things, Poker Junkies, High Profile/House Game, or these entities or projects' investments or transactions with Gawk.

3.           This Settlement Agreement may be executed in one or more counterparts (including multiple signature pages), all of which shall be deemed to be one instrument. True and correct copies may be used in lieu of the original.

4.           This Settlement Agreement shall be binding upon the heirs, legal representatives, successors and assigns of the Parties hereto and shall become binding and effective upon the full execution and delivery hereof.

5.           The Parties expressly agree that the consideration specified in this Settlement Agreement is adequate and that neither party is admitting any fault or wrong-doing.

6.           This Settlement Agreement contains the entire agreement between the Parties. No provision of this Settlement Agreement shall be amended, waived or modified except by instrument in writing, signed by the Parties hereto.

7.           The prevailing party in any action to enforce this Settlement Agreement or for breach of this agreement shall be awarded their attorneys' fees and costs.

8.           The undersigned Parties each represent and warrant that there has been no assignment or transfer of any claims each may have against the other and that they have the full power, right, authority and legal capacity, and have all necessary corporate authorization for the agreements contained herein, and for the performance of all obligations specified herein.

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9.           The Parties agree that no part of this Settlement Agreement shall be deemed an admission of liability or fault by any of the Parties. The Parties recognize that this Settlement Agreement constitutes a compromise of disputed claims by the respective Parties, liability for which is expressly denied by the Parties.

10.         This Settlement Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise by the laws of the State of Arizona. If any provision of this Settlement Agreement is held by a competent jurisdiction to be invalid, void, or unenforceable for any reason whatsoever, the remaining provisions of this Settlement Agreement shall nonetheless continue in full force and effect without being impaired in any manner whatsoever.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands this 22nd day of August     , 2014.

/s/ Doyle Knudson
DOYLE KNUDSON

GAWK INCORPORATED

By:	/s/ Scott Kettle

Its:	CEO

/s/ Scott Kettle
SCOTT KETTLE